UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2009

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona		85711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2009, The Providence Service Corporation (the “Company”) responded to the two demand letters for access to the Company’s shareholder list and other books and records that it had received on January 21, 2009 from an affiliate of Avalon Correctional Services, Inc. (“Avalon”) pursuant to Section 220 of the Delaware General Corporation Law, as amended (the “DGCL”). Avalon and three of its principals recently accumulated approximately 19% of the Company’s common stock and last week filed an amended Schedule 13D with the U.S. Securities and Exchange Commission’ indicating that Avalon may solicit proxies for the Company’s next annual meeting and/or solicit consents. The first demand letter delivered by Avalon to the Company seeks access to the Company’s shareholder list and certain related records (the “Demand for Shareholder List”) and includes, in its litany of stated purposes for the Demand for Shareholder List, the use of the information in connection with a possible proxy contest against the Company. The second demand letter is extremely broad in scope, and seeks access to various confidential information contained in the Company’s books and records and encompasses over 20 separate categories (the “Demand for Books and Records”). In addition to alluding to a possible proxy contest to be brought by Avalon against the Company and, again, including such proxy contest as one of the purposes for the demands made in the Demand for Books and Records, Avalon also includes a wide-ranging list of other purposes for requesting the information. The Demand for Books and Records provides no credible justification for the extraordinarily overbroad nature of the information being demanded and neither demand contains any additional information regarding Avalon’s plans or intentions or its timing for bringing a proxy contest or other contested solicitation against the Company. Copies of the Company’s responses to each of the Demand for Shareholder List and the Demand for Books and Records are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference in their entirety. Any description contained herein of either document is qualified in its entirety by reference to the complete text of such documents attached hereto.

On January 26, 2009, the Company issued a press release (the “Press Release”) commenting on the demand letters that it had received on January 21, 2009 from Avalon. A copy of the Press Release is attached hereto as Exhibit 99.3 and is incorporated herein by reference in its entirety. Any description contained herein of the Press Release is qualified in its entirety by reference to the complete text of such document attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Response of The Providence Service Corporation delivered on January 26, 2009 to an affiliate of Avalon Correctional Services, Inc. responding to its demand made on January 21, 2009 to inspect and copy the Company’s shareholder list and various related records.

99.2	Response of The Providence Service Corporation delivered on January 26, 2009 to an affiliate of Avalon Correctional Services, Inc. responding to its demand made on January 21, 2009 to inspect and copy various books and records of the Company.

99.3	Press Release issued by The Providence Service Corporation on January 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Dated: January 26, 2009	By:	/s/ Michael N. Deitch
Name: Michael N. Deitch
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Response of The Providence Service Corporation delivered on January 26, 2009 to an affiliate of Avalon Correctional Services, Inc. responding to its demand made on January 21, 2009 to inspect and copy the Company’s shareholder list and various related records.

99.2	Response of The Providence Service Corporation delivered on January 26, 2009 to an affiliate of Avalon Correctional Services, Inc. responding to its demand made on January 21, 2009 to inspect and copy various books and records of the Company.

99.3	Press Release issued by The Providence Service Corporation on January 26, 2009.